                                                                     Exhibit 3.1


                                   BYLAWS
                                      OF
                      NATIONWIDE HEALTH PROPERTIES, INC.
                   AS AMENDED AND RESTATED JANUARY 16, 1998


                                   ARTICLE I

                                    OFFICES

          Section 1.  Registered Office.  The registered office of the
                      -----------------
corporation shall be established and maintained at the office of THE CORPORATION TRUST INCORPORATED, 32 South Street, Baltimore, Maryland 21202, and said THE CORPORATION TRUST INCORPORATED be the registered agent of this corporation in charge thereof.

          Section 2.  Other Offices.  The corporation may establish such other
                      -------------
offices, within or without the State of Maryland, at such place or places as the Board of Directors from time to time may designate, or which the business of the corporation may require.

                                  ARTICLE II

                                 STOCKHOLDERS

          Section 1.  Annual Meetings.  Annual meetings of stockholders for the
                      ---------------
election of Directors and for such other business as may be stated in the notice of the meeting, shall be held on a date and at a time designated by the Board of Directors at such place, within or without the State of Maryland, as the Board of Directors by resolution shall determine, and as set forth in the notice of the meeting.

          If the date of the annual meeting shall fall on a legal holiday of the state in which the meeting is to be held, the meeting shall be held on the next succeeding business day.

          Section 2.  Special Meetings.  Special meetings of the stockholders,
                      ----------------
for any purpose or purposes, may be called by the Chairman, the Chief Executive Officer, the President, by a majority of the Board of Directors or by a majority of the Independent Directors and shall be called by an officer upon written request of stockholders holding in the aggregate not less than 10% of the outstanding shares entitled to vote on the business proposed to be transacted thereat. Such meetings may be held at such time and place, within or without the State of Maryland, as shall be stated in the notice of the meeting. The call of a special meeting shall state the nature of the business to be transacted and no other business shall be considered at the meeting. A special meeting may be called for the purpose of removing a Director.

          Section 3.  Notice of Meetings.  Written or printed notice, stating
                      ------------------
the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, by United States mail, postage prepaid, not less than twenty (20) nor more than sixty (60) days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all stockholders entitled to vote thereat.

          Section 4.  Voting.  At each annual meeting the stockholders entitled
                      ------
to vote shall elect a Board of Directors, and they may transact such other corporate business as shall be stated in the notice of the meeting. The vote for Directors, and, upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot. All elections of Directors shall be by a plurality of the votes cast, and all questions shall be decided by a majority vote, except as otherwise provided by the Articles of Incorporation or by the laws of the State of Maryland.

          The Directors may fix a day not more than sixty (60) days prior to the holding of any such meeting as the date as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice of or to vote at any such meeting.

          Each stockholder entitled to vote, in accordance with the terms of the Articles of Incorporation and the provisions of these Bylaws, shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after eleven (11) months from its date unless such proxy provides for a longer period. In no case shall any proxy be given for a period in excess of ten (10) years from the date of its execution.

          Section 5.  Quorum.  Except as provided in the next section hereof,
                      ------
any number of stockholders together holding a majority of the stock issued and outstanding and entitled to vote thereat, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If, at any meeting, less than a quorum shall be present or represented, those present, either in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock shall be present, at which time any business may be transacted which might have been transacted at the meeting as originally noticed.

          Section 6.  Action Without Meeting.  Except for the election of
                      ----------------------
Directors, any action to be taken by the stock- holders may be taken without a meeting, if, prior to such action, all stockholders entitled to vote thereon shall consent in writing to such action being taken, and such consent shall be treated for all purposes as a vote at a meeting.

                                  ARTICLE III

                                   DIRECTORS

          Section 1.  Number and Term.  The number of Directors shall not be
                      ---------------
less than five (5) nor more than nine (9) until changed by amendment of these Bylaws. The exact number of Directors shall be seven (7) until changed, within the limit specified, by a Bylaw amending this section duly adopted by the Board of Directors or stockholders. The Directors shall be elected at the annual meeting of stockholders, and each Director shall be elected to serve until his successor shall be elected and shall have qualified. In no case shall the number of Directors be less than five (5), unless changed by an amendment to the Articles of Incorporation.

          The Board of Directors of this corporation shall be classified into three groups. Each group of Directors shall be elected for successive terms ending at the annual meeting of stockholders the third year after election.

          Directors need not be stockholders.

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

          Section 2.  Independent Directors.  At least a majority of the entire
                      ---------------------
Board of Directors shall be Independent Directors. An Independent Director shall mean a Director who is not, directly or indirectly, an Affiliate of the Advisor of the corporation. An Affiliate of the Advisor shall mean a person who: (a) is an officer or director or employee of the Advisor; (b) beneficially owns 5% or more of any class of equity securities of the Advisor because of the power to vote, sell, or exercise a right to acquire such securities; (c) is an officer, director or employee of, or beneficially owns 5% or more of any class of equity securities of, an entity that controls, is controlled by or is under common control with the Advisor; or (d) has a member of his or her immediate family who has one of the foregoing relationships with the Advisor.

          Section 3.  Quorum.  A majority of the Directors shall constitute a
                      ------
quorum for the transaction of business. If, at any meeting of the Board, there shall be less than a quorum present, a majority of those present may adjourn the meeting, from time to time, until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.

          Section 4.  First Meeting.  The newly elected Directors may hold their
                      -------------
first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after the annual meeting of stockholders or the time and place of such meeting may be fixed by written consent of the entire Board.

          Section 5.  Election of Officers.  At the first meeting, or at any
                      --------------------
subsequent meeting called for that purpose, the Directors shall elect the officers of the corporation, as more specifically set forth in ARTICLE V of these Bylaws. Such officers shall hold office until the next annual election of officers, or until their successors are elected and shall have qualified.

          Section 6.  Regular Meetings.  Regular meetings of the Board of
                      ----------------
Directors shall be held, without notice, at such places and times as shall be determined, from time to time, by resolution of the Board of Directors.

          Section 7.  Special Meetings.  Special meetings of the Board of
                      ----------------
Directors may be called by the Chairman, the Chief Executive Officer, the President, or by the Secretary on four (4) days' notice to each Director. In case such notice is delivered personally, or by telephone or telegram, it shall be delivered at least twenty-four (24) hours prior to the time of the holding of the meeting.

          Section 8.  Place of Meetings.  The Directors may hold their meetings,
                      -----------------
and have one or more offices, and keep the books of the corporation outside the State of Maryland at any office or offices of the corporation, or at any other place as they from time to time by resolution may determine.

          Section 9.  Dispensing With Notice.  The transactions of any meeting
                      ----------------------
of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting need not be given to any Director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director.

          Section 10.  Action Without Meeting.  Any action required or permitted
                       ----------------------
to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of Directors or committee.

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          Section 11.  Telephonic Meetings.  Unless otherwise restricted by the
                       -------------------
Articles of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

          Section 12.  Approval By Independent Directors.  For all purposes, a
                       ---------------------------------
transaction which is subject to approval by a majority of the Independent Directors shall be approved if such transaction is approved by a majority of the Directors present and entitled to vote at a meeting at which a quorum is present, provided that the Independent Directors voting to approve the transaction constitute an absolute majority of all Independent Directors serving at such time.

          Section 13.  Duties of Independent Directors and/or Investment
                       -------------------------------------------------
Committee.  The Independent Directors and/or the Investment Committee of the
---------
corporation shall have the special duties described in this section.

          (a) The Independent Directors and/or the Investment Committee shall supervise the relationship of the corporation with the Advisor and shall evaluate the capability and performance of the Advisor before entering into or renewing any advisory agreement ("Advisory Agreement"). The criteria used to evaluate the performance of the Advisor shall be set forth in the minutes of a meeting of the Board of Directors. The Independent Directors and/or the Investment Committee shall supervise the performance of the Advisor and the compensation paid to it by the corporation to determine that the provisions of any Advisory Agreement between the corporation and the Advisor are being carried out. The Independent Directors and/or the Investment Committee shall determine at least annually that the compensation which the corporation agrees to pay to the Advisor is reasonable in relation to the nature and the quality of services performed. In connection with the duties set forth in this subsection 13(a), the Independent Directors shall evaluate any competitive relationship among the Company, Beverly Enterprises and the Company's officers and directors affiliated with Beverly Enterprises.

          (b) The Independent Directors and/or the Investment Committee shall review the corporation's investment policies at least annually to determine that the policies are being followed by the corporation and are in the best interests of its stock- holders. The findings of the Independent Directors and/or the Investment Committee shall be set forth in the minutes of meetings of the Board of Directors. Such investment policies may be altered from time to time by the Board of Directors with the consent of a majority of the Independent Directors and/or the Investment Committee and without approval of the stock- holders upon a determination that such a change is in the best interests of the corporation and the stockholders.

          (c) The Independent Directors and/or the Investment Committee shall determine, from time to time, but at least annually, that the total fees and expenses of the corporation are reasonable in light of the investment experience of the corporation, its net assets, its net income, and the fees and expenses of other comparable advisers in real estate. The findings of the Independent Directors and/or the Investment Committee shall be set forth in the minutes of meetings of the Board of Directors.

          (d) A majority of the Independent Directors must approve all matters in which a Beverly Enterprises related entity is involved, and must approve any acquisition from or sale to any director, officer or employee of the Company, or of the Advisor or any affiliate thereof, of any of the assets or other property of the Company.

          Section 14.  General Powers of Directors.  The Board of Directors
                       ---------------------------
shall have the management of the business of the corporation, and, subject to the restrictions imposed by law exercise all the powers of the corporation.

                                       4
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          Section 15.  Specific Powers of Directors.  Without prejudice to such
                       ----------------------------
general powers, it hereby is expressly declared that the Directors shall have the following powers:

              (1) To make and change regulations, not inconsistent with these Bylaws, for the management of the business and affairs of the corporation.

              (2) To purchase or otherwise acquire for the corporation any property, rights or privileges which the corporation is authorized to acquire.

              (3) To pay for any property purchased for the corporation, either wholly or partly in money, stock, bonds, debentures or other securities of the corporation.

              (4) To borrow money and make and issue notes, bonds and other negotiable and transferable instruments, mortgages, deeds of trust and trust agreements, and to do every act and thing necessary to effectuate the same.

              (5) To remove any officer for cause, or any officer, other than the President, summarily, without cause, and, in their discretion, from time to time to devolve the powers and duties of any officer upon any other person for the time being.

              (6) To appoint and remove or suspend subordinate officers or agents as they may deem necessary, and to determine their duties, and to fix and from time to time to change their salaries or remuneration, and to require security as and when they think fit.

              (7) To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers and agents.

              (8) To determine who shall be authorized, on behalf of the corporation, to make and sign bills, notes, acceptances, endorsements, contracts and other instruments.

              (9) To determine who shall be entitled, in the name and on behalf of the corporation, to vote upon or to assign and transfer any shares of stock, bonds or other securities of other corporations held by this corporation.

              (10) To delegate any of the powers of the Board, in relation to the ordinary business of the corporation, to any standing or special committee, or to any officer or agent (with power to sub-delegate), upon such terms as they deem fit.

              (11) To call special meetings of the stockholders for any purpose or purposes.

              (12) To appoint the accountants and attorneys for the corporation.

          Section 16.  Compensation.  Directors shall receive a stated salary
                       ------------
for their services as Directors and, by resolution of the Board, a fixed fee and expenses of attendance for attendance at each meeting.

          Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, or otherwise, and as to Independent Directors, receiving compensation therefor.

                                 ARTICLE IV

                                 COMMITTEES

          Section 1.  Appointments and Powers.  The Board of Directors may, by
                      -----------------------
resolution or resolutions passed by a majority of the whole Board, designate one or more committees. The Board of Directors may designate one or more Directors as alternative members of a committee who may replace any absent or disqualified member at any meeting of the committee. Such alternate members shall not be counted for purposes of determining a quorum unless so appointed, in which case they shall be counted in the place of the absent or disqualified member. The committee, to the extent provided in said resolution or resolutions or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors.

          Section 2.  Minutes.  Committees shall keep regular minutes of their
                      -------
proceedings, and report the same to the Board of Directors when required.

          Section 3.  Audit Committee.  The Audit Committee shall select and
                      ---------------
engage in behalf of the corporation, subject to the consent of the stockholders, and fix the compensation of, a firm of certified public accountants whose duty it shall be to audit the books and accounts of the corporation and its subsidiaries for the fiscal year in which they are appointed, and who shall report to such Committee. The Audit Committee shall confer with the auditors and shall determine, and from time to time shall report to the Board of Directors upon the scope of the auditing of the books and accounts of the corporation and its subsidiaries. The Audit Committee shall also be responsible for determining that the business practices and conduct of employees and other representatives of the corporation and its subsidiaries comply with the policies and procedures of the corporation. None of the members of the Audit Committee shall be officers or employees of the corporation.

          Section 4.  Investment Committee.  The Investment Committee shall
                      --------------------
consist solely of Independent Directors and shall have the power to approve real estate acquisition and other investments in the best interests of the corporation. The Investment Committee shall have such other powers as may be delegated by the Board of Directors from time to time. The Investment Committee shall also have the special duties described in ARTICLE III, SECTION 13.

                                 ARTICLE V

                                 OFFICERS

          Section 1.  Officers.  The officers shall be elected at the first
                      --------
meeting of the Board of Directors after each annual meeting of stockholders. The Directors shall elect a Chairman, a Chief Executive Officer, a President, a Secretary and a Treasurer and one or more Vice Presidents as they may deem proper. Any person may hold two or more offices.

          The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold office for such terms and shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors.

          Section 2.  Chairman.  The Chairman, if one be elected, shall preside
                      --------
at all meetings of the Board of Directors and stockholders, and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

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          Section 3.  Chief Executive Officer.  The Chief Executive Officer
                      -----------------------
shall have the general powers and duties of supervision and management usually vested in the office of Chief Executive Officer of a corporation. He shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the corporation, and he shall cause the corporate seal to be affixed to any instrument requiring it, and when so affixed the seal shall be attested by the Secretary or Treasurer, or an Assistant Secretary or an Assistant Treasurer.

          Section 4.  President.  The President shall have the general powers
                      ---------
and duties of supervision and management usually vested in the office of President of a corporation. He shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the corporation, and he shall cause the corporate seal to be affixed to any instrument requiring it, and when so affixed the seal shall be attested by the Secretary or the Treasurer, or an Assistant Secretary or an Assistant Treasurer.

          Section 5.  Vice Presidents.  Each Vice President shall have such
                      ---------------
powers and shall perform such duties as are usually vested in the office of Vice President of a corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the corporation, and he shall cause the corporate seal to be affixed to any instrument requiring it, and when so affixed the seal shall be attested by the Secretary or the Treasurer, or an Assistant Secretary or an Assistant Treasurer.

          Section 6.  Secretary.  The Secretary shall give, or cause to be
                      ---------
given, notice of all meetings of stockholders and Directors, and all other notices required by law or by these Bylaws, and, in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman, the Chief Executive Officer, the President, the Board of Directors, or the stockholders, upon whose requisition the meeting is called as provided in these Bylaws. He shall record all proceedings of meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Directors or the President. He shall have custody of the corporate seal, and shall affix said seal to all instruments requiring it, when authorized by the Board of Directors or the President, and shall attest the same.

          Section 7.  Treasurer.  The Treasurer shall have the custody of the
                      ---------
corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation. He shall deposit all monies and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

          The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. He shall render to the President and the Board of Directors, at the regular meetings of the Board, or whenever they may request it, an accounting of all his transactions as Treasurer, and of the financial condition of the corporation.

          If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties, in such amount and with such surety as the Board shall prescribe.

          Section 8.  Assistant Secretaries and Assistant Treasurers.  Assistant
                      ----------------------------------------------
Secretaries and Assistant Treasurers, if any, shall be appointed by the Chief Executive Officer, the President or Vice President and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Secretary and by the Treasurer.

ARTICLE VI

                      RESIGNATIONS; FILLING OF VACANCIES;
                       INCREASE IN NUMBER OF DIRECTORS;
                              REMOVAL FROM OFFICE

          Section 1.  Resignations.  Any Director, member of a committee, or
                      ------------
other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and, if no time be specified, at the time of its receipt by the Board of Directors, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

          Section 2.  Filling of Vacancies.  If the office of any officer,
                      --------------------
Director or member of a committee becomes vacant, the remaining Directors in office, although less than a quorum, may appoint, by a majority vote, any qualified person to fill such vacancy, who shall hold office for the unexpired term of his predecessor, or until his successor is elected and shall have qualified. Independent Directors shall fill vacancies among the Independent Directors' positions. Each Independent Director shall hold office for the unexpired term of his predecessor, or until his successor is elected and qualified.

          Any vacancy occurring by reason of an increase in the number of Directors may be filled by action of a majority of the entire Board, for a term of office continuing only until the next election by the stockholders of Directors within the Group to which the new Director is appointed, or may be filled by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

          Section 3.  Removal From Office.  At a meeting of stockholders
                      -------------------
expressly called for such purpose, any or all members of the Board of Directors may be removed, with or without cause, by a vote of the holders of not less than two-thirds (2/3) of the issued and outstanding capital stock entitled to vote thereon or by a unanimous vote of all other members of the Board of Directors, and said stockholders may elect a successor or successors to fill any resulting vacancies, for the unexpired terms of the removed Directors.

          Any officer or agent, or member of a committee elected or appointed by the Board of Directors, may be removed by said Board whenever, in its judgment, the best interests of the corporation shall be served thereby.

                                  ARTICLE VII

                                 CAPITAL STOCK

          Section 1.  Certificates of Stock.  Certificates of stock, numbered,
                      ---------------------
and with the seal of the Corporation affixed, signed by the Chairman, the Chief Executive Officer, the President or a Vice President, and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, shall be issued to each stockholder, certifying to the number of shares owned by him in the corporation. Whenever any certificate is countersigned, or otherwise authenticated by a transfer agent or registrar, the signatures of such Chairman, Chief Executive Officer, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer may be facsimiles.

          In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

          Section 2.  Lost Certificates.  A new certificate of stock may be
                      -----------------
issued in place of any certificate theretofore issued by the corporation and alleged to have been lost or destroyed, and the Directors may, at their discretion, request the owner of the lost or destroyed certificate, or his legal representative, to give the corporation a bond, in such sum as they may direct, but not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate.

          Section 3.  Transfer of Shares.  Subject to the restrictions that may
                      ------------------
be contained in the Articles of Incorporation, the shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized representatives.

          Section 4.  Dividends.  Subject to the provisions of the Articles of
                      ---------
Incorporation and the laws of the State of Maryland, the Board of Directors may, at any regular or special meeting, declare dividends upon the capital stock of the corporation, as and when they may deem expedient.

                                 ARTICLE VIII

                           MISCELLANEOUS PROVISIONS

          Section 1.  Corporate Seal.  The Board of Directors shall adopt a
                      --------------
common seal of the corporation. Said seal shall be circular in form and shall contain the name of the corporation, Nationwide Health Properties, Inc., the date of its organization, and the words: "Incorporated-Maryland." It may be used by causing it or a facsimile thereof to be impressed, affixed, or otherwise reproduced.

          Section 2.  Fiscal Year.  The fiscal year of the corporation shall end
                      -----------
on the 31st day of December of each calendar year.

          Section 3.  Checks, Drafts, Notes.  All checks, drafts, or other
                      ---------------------
orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as from time to time shall be determined by resolution of the Board of Directors.

          Section 4.  Corporate Records.  The corporation shall keep correct and
                      -----------------
complete books of account and minutes of the proceedings of its stockholders and Directors.

          The corporation shall keep and maintain at its principal offices a certified copy of its Articles of Incorporation and all amendments thereto, a certified copy of its Bylaws and all amendments thereto, a stock ledger or duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all stockholders, their residence addresses, and the number of shares held by them, respectively. In lieu of the stock ledger or duplicate stock ledger, a statement may be filed in the principal office stating the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete cost office address (including street and number, if any) where such stock ledger or duplicate stock ledger is kept.

          The Independent Directors shall take all reasonable steps to assure that a full and correct annual statement of the affairs of the corporation is prepared annually, including a balance sheet and a financial statement of operations for the preceding fiscal year which shall be certified by independent certified Public accountants, and distributed to stockholders within 120 days after the close of the corporation's fiscal year and a reasonable period of time prior to the annual meeting of stockholders. Such annual statement shall also be submitted at the annual meeting and shall be filed within twenty (20) days thereafter at the principal office of the corporation. The Independent Directors shall also be responsible for scheduling the annual meeting of stockholders.

          Section 5.  Notice and Waiver of Notice.  Whenever, pursuant to the
                      ---------------------------
laws of the State of Maryland or these Bylaws, any notice is required to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

          Any notice required to be given may be waived, in writing, by the person or persons entitled thereto, whether before or after the time stated therein.

          Section 6.  Inspectors.  The Board of Directors may, in advance of any
                      ----------
meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartially and according to the best of his ability. The inspectors shall determine the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them.
No Director or candidate for the office of Director shall act as inspector of an election of Directors. Inspectors need not be stockholders.

          Section 7.  Certain Policies of the Corporation.  Notwithstanding any
                      -----------------------------------
other provisions of these Bylaws, the corporation shall not engage in any of the following activities:

   (i) investing in any junior mortgage loan unless by appraisal or other method the Independent Directors determine that (a) capital invested in any such loan is adequately secured on the basis of the equity of the borrower in the property underlying such investment and the ability of the borrower to repay the mortgage loan or (b) such loan is a financing device entered into by the Company to establish the priority of its capital investment over the capital invested by others investing with the Company in a real estate project;

   (ii) investing in commodities or commodity future contracts (other than interest rate futures, when used solely for hedging purposes);

   (iii) investing more than 1% of the Company's total assets in contracts for the sale of real estate unless such contracts are recordable in the chain of title;

   (iv) issuing securities that are redeemable at the option of the holders thereof;

   (v) granting warrants or options to purchase voting capital stock of the Company unless such warrants or options (a) are issued at an exercise price greater than or equal to the fair market value of the voting capital stock of the Company on the date of the grant and for consideration (including services) that in the judgment of a majority of the Independent Directors has a market value at least equal to the value of the warrant or option on the date of grant,
(b) are exercisable within five years from the date of grant and (c) when aggregated with all other outstanding options and warrants are less than 10% of the then outstanding shares of the Company's voting capital stock on the date of grant; provided that terms of warrants or options that are issued ratably to the holders of all voting capital stock or as part of a financing arrangement need not meet the above restrictions;

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

   (vi) holding equity investments in unimproved, non-income producing real property, except such properties as are currently undergoing development or are presently intended to be developed within one year, together with mortgage loans on such property (other than first mortgage development loans), aggregating to more than 10% of the Company's assets;

   (vii) engaging in trading (as compared with investment activities) or engaging in the underwriting of or distributing as agent the securities issued by others;

   (viii) making secured and unsecured borrowings which in the aggregate exceed 300% of the net assets of the Company, unless such borrowing is approved by a majority of the Independent Directors;

   (ix) undertaking any activity that would disqualify the Company as a real estate investment trust under the provisions of the Code as long as a real estate investment trust is accorded substantially the same treatment or benefits under the United States tax laws from time to time in effect as under Sections 856-860 of the Code at the date of adoption of the Company's By-laws; and

   (x) acquiring any real property unless the consideration paid for such real property is based on the fair market value of the property as determined by a majority of the directors.

                                 ARTICLE IX

                             AMENDMENTS TO BYLAWS

   Section 1.  Amendment of Shareholders.  New Bylaws may be adopted or these
               -------------------------
Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

   Section 2.  Amendment by Directors.  Subject to the right of the shareholders
               ----------------------
as provided in Section 1 of this Article IX, to adopt, amend, or repeal Bylaws, Bylaws may be adopted, amended, or repealed by the Board of Directors; provided, however, that the provisions of Sections 2, 12 and 13 of Article III and of
Section 4 of Article IV with respect to Independent Directors may not be amended by the Board of Directors, and provided further that the Board of Directors may adopt an amendment of a Bylaw changing the authorized number of directors only within the limits specified in the Articles of Incorporation or in Section 1 of
Article III of these Bylaws.

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                                   ARTICLE X

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

          Section 1.  Indemnification.  The corporation shall indemnify and hold
                      ---------------
harmless, and shall pay expenses incurred by or satisfy a judgment or fine levied against, each officer, director and other person, in the manner and to the full extent permitted by the General Corporation Law of the State of Maryland.

          Section 2.  Provisions Not Exclusive.  This Article shall not be
                      ------------------------
construed as a limitation upon the power of the corporation to enter into contracts or undertakings of indemnity with a director, officer, employee or agent of the corporation, nor shall it be construed as a limitation upon any other rights to which a person seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in his official capacity and as to action in another capacity while holding office.

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